UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 26, 2008, we announced our consolidated financial results for the 13-week period (fourth quarter) ended December 29, 2007 and for the 52-week period ended December 29, 2007. A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains disclosure of adjusted pre-tax income for each of fiscal years 2007 and 2006. Adjusted pre-tax income is not a measure of financial performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that: (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The press release contains tabular reconciliations of adjusted pre-tax income for fiscal years 2007 and 2006 to loss before taxes for fiscal years 2007 and 2006, from our financial statements which are presented in accordance with GAAP. Our management believes that adjusted pre-tax income provides useful data to evaluate our financial performance from year-to-year and uses this measure for such purpose. Adjusted pre-tax income should not be considered as an alternative to income (loss) before taxes as an indicator of West Marine’s financial performance. This non-GAAP financial measure may not be comparable to similarly titled measures used by other companies.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit:

99.1	Press Release dated March 26, 2008 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: March 26, 2008	By:	/s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and
Chief Financial Officer